First Internet Bancorp Reports Annual Loan Growth of 40%
Quarterly net income up 50% year-over-year

Fishers, Indiana, July 19, 2018 - First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”) (www.firstib.com), announced today financial and operational results for the second quarter 2018.

David Becker, Chairman, President and Chief Executive Officer, commented, “To look at what we have accomplished in the span of one year - passing the $3 billion mark, growing net income by 50% - it’s remarkable. I am pleased with the results of the second quarter as our teams’ execution is clearly showcased.

“Loan growth picked up in the second quarter, up more than 7% over the prior quarter and nearly 40% over this time last year. Our lending teams gained momentum over the quarter and enter the third quarter with robust pipelines.

“Winning and growing relationships at the rate we have over the past several years has been possible because our employees are genuinely invested in the success of our customers and our Company. We have highly engaged employees, and it is evident they love what they do as once again this quarter, they have voted us among the very best workplaces in two separate highly recognized surveys. In the service industry, people make the difference. I thank ours for their tireless dedication.”

Second quarter net income was $6.0 million and diluted earnings per share were $0.67. This compares with first quarter net income of $6.0 million and diluted earnings per share of $0.71 and second quarter 2017 net income of $4.0 million and diluted earnings per share of $0.61.

Highlights for the second quarter include:

▪	Net income increased $2.0 million, or 50.2%, compared to second quarter 2017

▪	Diluted earnings per share increased $0.06, or 9.8%, compared to second quarter 2017

▪	Total loan growth of $675.6 million, or 39.8%, compared to June 30, 2017

▪	Net interest income of $15.5 million, increasing $2.5 million, or 19.2%, compared to second quarter 2017

▪	Solid quarterly performance

•	Return on average assets of 0.82%

•	Return on average shareholders’ equity of 10.11%

•	Return on average tangible common equity of 10.31%

▪	Strengthened capital levels and holding company liquidity following an equity offering

	Company	Bank

Total shareholders’ equity to assets	9.05%	7.86%
Tangible common equity to tangible assets	8.92%	7.72%
Tier 1 leverage ratio	9.93%	8.66%
Common equity tier 1 capital ratio	13.54%	11.81%
Tier 1 capital ratio	13.54%	11.81%
Total risk-based capital ratio	15.85%	12.56%

▪	Asset quality remained strong

•	Nonperforming loans to total loans declined to 0.01%

•	Nonperforming assets to total assets declined to 0.17%

•	Net charge-offs to average loans of 0.03%

Net Interest Income and Net Interest Margin
Net interest income for the second quarter increased to $15.5 million from $15.4 million for the first quarter and $13.0 million for the second quarter 2017. On a fully-taxable equivalent basis, net interest income for the second quarter was $16.6 million, increasing $0.2 million, or 1.2%, compared to $16.4 million for the first quarter and $3.1 million, or 23.0%, compared to $13.5 million for the second quarter 2017.

Total interest income for the second quarter was $27.4 million, increasing $1.4 million, or 5.5%, compared to the first quarter and $7.4 million, or 37.3%, compared to the second quarter 2017. On a fully-taxable equivalent basis, total interest income for the second quarter was $28.6 million, increasing $1.6 million, or 5.9%, compared to the first quarter and $8.1 million, or 39.3%, compared to the second quarter 2017. The increase in total interest income compared to the linked quarter was driven primarily by a $123.5 million, or 5.7%, increase in average loan balances. The yield earned on the loan portfolio was 4.13%, consistent with the yield earned in the first quarter as higher yields in the commercial and industrial and public finance portfolios were offset by lower yields in the healthcare finance and consumer portfolios due to accelerated premium and dealer reserve amortization driven by elevated prepayment activity. The increase in total interest income driven by loan growth was partially offset by a decrease in interest income from other earning assets due primarily to a special dividend received from the Federal Home Loan Bank of Indianapolis (“FHLB”) in the first quarter. In total, the Company’s yield on interest-earning assets increased 4 bps during the second quarter to 3.85% from 3.81% for the first quarter.

Total interest expense for the first quarter was $12.0 million, increasing $1.4 million, or 13.2%, compared to the first quarter and $5.0 million, or 70.8%, compared to the second quarter 2017. The increase in total interest expense compared to the linked quarter was driven by an increase of 14 bps in the cost of funds related to interest-bearing deposits, which totaled 1.73% in the second quarter compared to 1.59% in the first quarter. The growth in interest expense was also impacted by an increase of $32.0 million, or 1.5%, in average interest-bearing deposit balances during the second quarter. Additionally, the average balance of FHLB advances outstanding increased $50.4 million, or 12.4%, during the second quarter and the cost of funds related to FHLB advances increased 19 bps during the second quarter to 1.85% from 1.66% for the first quarter.

The cost of funds related to both interest-bearing deposits and FHLB advances were impacted by the continued increase in short term interest rates during the second quarter. Additionally, as the yield curve remained flat during the quarter, $50.0 million of short term FHLB advances were converted to a ten year term structure using an interest rate swap in order to reduce long term interest rate risk and enhance asset sensitivity. Overall, the total cost of interest-bearing liabilities increased 14 bps during the second quarter to 1.82% from 1.68% for the first quarter.

Net interest margin (“NIM”) was 2.17% for the second quarter compared to 2.26% for the first quarter and 2.43% for the second quarter 2017. On a fully-taxable equivalent basis, NIM decreased to 2.33% for the second quarter compared to 2.41% for the first quarter and 2.53% for the second quarter 2017. Compared to the linked quarter, the elevated prepayment activity in the healthcare finance and consumer portfolios combined with the decline in interest income due to the special dividend received from the FHLB in the first quarter negatively impacted NIM by 3 bps. The remainder of the quarterly decline was due primarily to increases in the costs of funds related to new deposit production and FHLB advances.

Noninterest Income
Noninterest income for the second quarter was $2.2 million compared to $2.5 million for the first quarter and $2.7 million for the second quarter 2017. The decrease of $0.4 million, or 14.4%, compared to the linked quarter was due to a decline in gain on sale of loans. The Company completed two sales of single tenant lease financing loans in the first quarter which resulted in a gain of $0.4 million while no loan sale transactions were completed during the second quarter.

Noninterest Expense
Noninterest expense for the second quarter was $10.2 million compared to $10.2 million for the first quarter and $8.9 million for the second quarter 2017. Compared to the linked quarter, noninterest expense was essentially unchanged as an increase in other expenses was offset by decreases in consulting and professional fees and marketing expenses. The increase in other expenses was due to higher costs associated with commercial other real estate owned properties as well as gains on sales of residential other real estate owned properties that were recognized in the first quarter. The decrease in consulting and professional fees was due to seasonally higher legal expenses generally related to year-end reporting and the preparation of proxy materials for our annual meeting of shareholders which were incurred in the first quarter. The decrease in marketing expenses was due to lower advertising and digital marketing costs.

Income Taxes
Income tax expense was $0.8 million for the second quarter, resulting in an effective tax rate of 11.5%, compared to $0.9 million and an effective tax rate of 12.5% for the linked quarter and $1.5 million and an effective tax rate of 26.8% for the second quarter 2017. Compared to the linked quarter, income taxes were positively impacted by the continued growth in the public finance portfolio, which increased the proportion of tax-exempt income relative to overall total pre-tax income.

Loans and Credit Quality
Total loans as of June 30, 2018 were $2.4 billion, increasing $164.6 million, or 7.5%, compared to March 31, 2018 and $675.6 million, or 39.8%, compared to June 30, 2017. Total commercial loan balances were $1.7 billion as of June 30, 2018, increasing $121.9 million, or 7.5%, compared to March 31, 2018 and $581.2 million, or 50.1%, compared to June 30, 2017. The growth in commercial loan balances was driven largely by production in public finance, single tenant lease financing and healthcare finance.

The public finance portfolio increased $84.3 million, or 17.5%, compared to March 31, 2018 and $386.3 million, or 214.8%, compared to June 30, 2017. Single tenant lease financing balances increased $29.6 million, or 3.6%, compared to March 31, 2018 and $116.2 million, or 15.5%, compared to June 30, 2017. Healthcare finance balances, originated through the partnership with Lendeavor, Inc., increased $16.7 million, or 34.2%, compared to March 31, 2018 and totaled $65.6 million at quarter end. Commercial and industrial and owner-occupied commercial real estate balances decreased $8.4 million, or 4.2%, on a combined basis compared to March 31, 2018 and increased $16.1 million, or 9.1%, compared to June 30, 2017. During the second quarter, new commercial and industrial production was offset by prepayment activity and reduced balances on lines of credit.

Total consumer loan balances were $626.1 million as of June 30, 2018, increasing $42.4 million, or 7.3%, compared to March 31, 2018 and $91.2 million, or 17.1%, compared to June 30, 2017. Residential mortgage balances increased $18.8 million, or 5.9%, compared to March 31, 2018 and $44.1 million, or 15.1%, compared to June 30, 2017. Trailer portfolio balances increased $13.2 million, or 12.3%, compared to March 31, 2018 and $26.9 million, or 28.6%, compared to June 30, 2017. Recreational vehicle balances increased $6.9 million, or 9.5%, compared to March 31, 2018 and $16.4 million, or 25.9%, compared to June 30, 2017. Additionally, other consumer loan balances increased $3.8 million, or 6.8%, compared to March 31, 2018 and $8.2 million, or 16.1%, compared to June 30, 2017.

Credit quality continued to remain sound as total delinquencies 30 days or more past due were 0.03% of total loans as of June 30, 2018, down from 0.04% as of March 31, 2018 and 0.12% as of June 30, 2017. Nonperforming loans to total loans was 0.01% as of June 30, 2018 compared to 0.03% as of March 31, 2018 and 0.20% as of June 30, 2017. Nonperforming assets to total assets was 0.17% as of June 30, 2018 compared to 0.20% as of March 31, 2018 and 0.33% as of June 30, 2017.

The allowance for loan losses was $16.1 million as of June 30, 2018 compared to $15.6 million as of March 31, 2018 and $13.2 million as of June 30, 2017. The allowance as a percentage of total nonperforming loans was 5,632.6% as of June 30, 2018 compared to 2,361.2% as of March 31, 2018 and 383.8% as of June 30, 2017. The allowance as a percentage of total loans was 0.68% as of June 30, 2018 compared to 0.70% as of March 31, 2018 and 0.78% as of June 30, 2017. The decline in the allowance as a percentage of total loans was due primarily to the continued growth in the public finance portfolio, as well as growth in the residential mortgage portfolio, as these loan categories have lower loss reserve factors than other loan types. Additionally, the decrease in commercial and industrial loan balances impacted the decline in the allowance ratio as these loans have the highest loss reserve factor.

Net charge-offs of $0.2 million were recognized during the second quarter, resulting in net charge-offs to average loans of 0.03% compared to 0.05% for the first quarter and 0.01% for the second quarter 2017. The provision for loan losses in the second quarter was $0.7 million compared to $0.9 million for the first quarter and $1.3 million for the second quarter 2017. Compared to the linked quarter, the decrease in the provision for loan losses of $0.2 million, or 21.5%, was due to the composition of loan growth discussed above as well as lower net charge-offs.

Balance Sheet Management
To increase asset sensitivity and reduce long term interest rate risk, the Company continued its asset hedging strategy initiated in the fourth quarter 2017. During the second quarter, the Company implemented pay fixed / receive variable interest rate swaps with a notional value of $40.0 million on new production in the public finance portfolio. As of June 30, 2018, the Company had a total notional value of $312.4 million of pay fixed / receive variable interest rate swaps in place to hedge public finance loans, representing 55.2% of the total public finance loan balances outstanding. Including the existing $88.2 million of notional value interest rate swaps in place to hedge fixed rate investment securities, the Company had swaps with a total notional value of $400.6 million in place at quarter end to effectively convert long term fixed rate assets to variable rate and mitigate the impact of higher short term interest rates on deposit and funding costs.

During the second quarter, the Company also implemented a liability hedging strategy using pay fixed / receive variable interest rate swaps to extend the duration of certain funding sources while the yield curve remained flat. Short term FHLB advances and brokered variable rate money market deposits, totaling $80.7 in the aggregate as of June 30, 2018, were converted to longer term fixed rates using interest rate swaps with a total notional value of $70.0 million. The Company also entered into an additional $60.0 million of notional value interest rate swaps with forward-start terms to hedge similar deposits that will fund in the third quarter. Like the asset hedging strategy, these structures will improve asset sensitivity and reduce long term interest rate risk.

Capital
During the second quarter, total shareholders’ equity increased $57.3 million, due primarily to an underwritten public offering of 1,730,750 shares of common stock that resulted in approximately $54.3 million of net proceeds to the Company. Net income earned during the quarter also contributed to the increase in total shareholders’ equity, partially offset by the change in accumulated other comprehensive loss and declared dividends. During the second quarter, the Company used a portion of the proceeds from the common stock offering to redeem a subordinated debenture issued in June 2013 with a principal amount of $3.0 million. The debenture bore a fixed interest rate of 8.00%, matured in June 2021, was callable after June 2016 and qualified as tier 2 capital under regulatory guidelines.

As of June 30, 2018, the Company’s tier 1 leverage, common equity tier 1, tier 1 and total risk-based capital ratios were 9.93%, 13.54%, 13.54% and 15.85% compared to 8.17%, 11.42%, 11.42% and 14.01% as of March 31, 2018, respectively. The increases in regulatory capital ratios were due primarily to the common stock offering, partially offset by continued average asset and risk-weighted asset growth. Tangible common equity to tangible assets increased 122 bps during the second quarter to 8.92% as of June 30, 2018 due primarily to the common stock offering, partially offset by continued balance sheet growth and the change in accumulated other comprehensive loss. Tangible book value per share increased to $27.25 as of June 30, 2018 from $26.05 as of March 31, 2018 and $24.43 as of June 30, 2017.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $3.1 billion as of June 30, 2018. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. The Bank now provides consumer and small business deposit, consumer loan, residential mortgage, and specialty finance services nationally as well as commercial real estate loans, commercial and industrial loans and treasury management services in select geographies. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about the Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company.  Forward-looking statements are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements.  Factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission.  All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, total interest income - FTE, net interest income - FTE and net interest margin - FTE are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:
Investors/Analysts	Media
Paula Deemer	Nicole Lorch
Investor Relations	Executive Vice President & Chief Operating Officer
(317) 428-4628	(317) 532-7906
investors@firstib.com	nlorch@firstib.com

First Internet Bancorp
Summary Financial Information (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income	$6,008	$6,028	$4,001	$12,036	$6,833

Per share and share information
Earnings per share - basic	$0.67	$0.71	$0.61	$1.38	$1.04
Earnings per share - diluted	0.67	0.71	0.61	1.38	1.04
Dividends declared per share	0.06	0.06	0.06	0.12	0.12
Book value per common share	27.71	26.60	25.15	27.71	25.15
Tangible book value per common share	27.25	26.05	24.43	27.25	24.43
Common shares outstanding	10,181,675	8,450,925	6,513,577	10,181,675	6,513,577
Average common shares outstanding:
Basic	8,909,913	8,499,196	6,583,515	8,705,689	6,565,760
Diluted	8,919,460	8,542,363	6,597,991	8,731,331	6,599,681
Performance ratios
Return on average assets	0.82%	0.87%	0.73%	0.84%	0.67%
Return on average shareholders' equity	10.11%	10.96%	9.95%	10.51%	8.72%
Return on average tangible common equity	10.31%	11.19%	10.25%	10.73%	8.99%
Net interest margin	2.17%	2.26%	2.43%	2.22%	2.46%
Net interest margin - FTE [1]	2.33%	2.41%	2.53%	2.37%	2.55%
Capital ratios [2]
Total shareholders' equity to assets	9.05%	7.85%	6.88%	9.05%	6.88%
Tangible common equity to tangible assets	8.92%	7.70%	6.70%	8.92%	6.70%
Tier 1 leverage ratio	9.93%	8.17%	7.50%	9.93%	7.50%
Common equity tier 1 capital ratio	13.54%	11.42%	9.74%	13.54%	9.74%
Tier 1 capital ratio	13.54%	11.42%	9.74%	13.54%	9.74%
Total risk-based capital ratio	15.85%	14.01%	12.68%	15.85%	12.68%
Asset quality
Nonperforming loans	$285	$659	$3,438	$285	$3,438
Nonperforming assets	5,335	5,710	7,952	5,335	7,952
Nonperforming loans to loans	0.01%	0.03%	0.20%	0.01%	0.20%
Nonperforming assets to total assets	0.17%	0.20%	0.33%	0.17%	0.33%
Allowance for loan losses to:
Loans	0.68%	0.70%	0.78%	0.68%	0.78%
Nonperforming loans	5,632.6%	2,361.2%	383.8%	5,632.6%	383.8%
Net charge-offs to average loans	0.03%	0.05%	0.01%	0.04%	0.02%
Average balance sheet information
Loans	$2,278,415	$2,154,876	$1,552,456	$2,216,987	$1,436,903
Total securities	480,713	485,173	500,816	482,931	487,902
Other earning assets	79,346	104,685	67,989	91,946	56,753
Total interest-earning assets	2,856,029	2,762,620	2,139,040	2,809,583	1,999,759
Total assets	2,921,540	2,823,790	2,194,652	2,872,935	2,050,992
Noninterest-bearing deposits	44,524	43,976	32,897	44,252	32,184
Interest-bearing deposits	2,137,045	2,105,092	1,593,364	2,121,157	1,522,415
Total deposits	2,181,569	2,149,068	1,626,261	2,165,409	1,554,599
Shareholders' equity	238,465	223,131	161,228	230,840	158,030

1 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate in 2018 and a 35% tax rate in 2017
2 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Amounts in thousands
	June 30, 2018	March 31, 2018	June 30, 2017
Assets
Cash and due from banks	$3,694	$5,675	$5,425
Interest-bearing deposits	138,666	58,072	60,818
Securities available-for-sale, at fair value	460,822	463,652	489,775
Securities held-to-maturity, at amortized cost	19,203	19,206	19,215
Loans held-for-sale	20,672	17,067	27,335
Loans	2,374,035	2,209,405	1,698,421
Allowance for loan losses	(16,053)	(15,560)	(13,194)
Net loans	2,357,982	2,193,845	1,685,227
Accrued interest receivable	14,540	11,898	8,479
Federal Home Loan Bank of Indianapolis stock	22,050	20,250	19,575
Cash surrender value of bank-owned life insurance	35,579	35,342	34,602
Premises and equipment, net	10,169	10,110	9,667
Goodwill	4,687	4,687	4,687
Other real estate owned	5,041	5,041	4,488
Accrued income and other assets	22,668	17,883	11,978
Total assets	$3,115,773	$2,862,728	$2,381,271

Liabilities
Noninterest-bearing deposits	$44,671	$47,678	$36,636
Interest-bearing deposits	2,349,613	2,129,443	1,695,476
Total deposits	2,394,284	2,177,121	1,732,112
Advances from Federal Home Loan Bank	390,167	413,173	435,183
Subordinated debt	33,800	36,763	36,652
Accrued interest payable	435	410	210
Accrued expenses and other liabilities	15,000	10,437	13,284
Total liabilities	2,833,686	2,637,904	2,217,441
Shareholders' equity
Voting common stock	227,099	172,421	119,883
Retained earnings	69,066	63,677	49,738
Accumulated other comprehensive loss	(14,078)	(11,274)	(5,791)
Total shareholders' equity	282,087	224,824	163,830
Total liabilities and shareholders' equity	$3,115,773	$2,862,728	$2,381,271

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Interest income
Loans	$23,699	$22,115	$16,416	$45,814	$30,572
Securities - taxable	2,556	2,488	2,566	5,044	4,933
Securities - non-taxable	700	711	696	1,411	1,393
Other earning assets	461	665	297	1,126	467
Total interest income	27,416	25,979	19,975	53,395	37,365
Interest expense
Deposits	9,226	8,270	5,324	17,496	10,023
Other borrowed funds	2,729	2,294	1,677	5,023	2,911
Total interest expense	11,955	10,564	7,001	22,519	12,934
Net interest income	15,461	15,415	12,974	30,876	24,431
Provision for loan losses	667	850	1,322	1,517	2,357
Net interest income after provision for loan losses	14,794	14,565	11,652	29,359	22,074
Noninterest income
Service charges and fees	231	230	220	461	431
Mortgage banking activities	1,597	1,578	2,155	3,175	3,771
Gain on sale of loans	—	414	—	414	—
Other	349	320	361	669	665
Total noninterest income	2,177	2,542	2,736	4,719	4,867
Noninterest expense
Salaries and employee benefits	5,827	5,905	5,193	11,732	10,266
Marketing, advertising and promotion	608	716	544	1,324	1,062
Consulting and professional fees	633	851	764	1,484	1,577
Data processing	282	263	245	545	482
Loan expenses	260	237	248	497	462
Premises and equipment	1,231	1,214	1,025	2,445	1,978
Deposit insurance premium	480	465	300	945	615
Other	861	566	604	1,427	1,179
Total noninterest expense	10,182	10,217	8,923	20,399	17,621
Income before income taxes	6,789	6,890	5,465	13,679	9,320
Income tax provision	781	862	1,464	1,643	2,487
Net income	$6,008	$6,028	$4,001	$12,036	$6,833

Per common share data
Earnings per share - basic	$0.67	$0.71	$0.61	$1.38	$1.04
Earnings per share - diluted	$0.67	$0.71	$0.61	$1.38	$1.04
Dividends declared per share	$0.06	$0.06	$0.06	$0.12	$0.12

All periods presented have been reclassified to conform to the current period classification

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,295,970	$23,699	4.14%	$2,172,762	$22,115	4.13%	$1,570,235	$16,416	4.19%
Securities - taxable	386,207	2,556	2.65%	389,447	2,488	2.59%	405,380	2,566	2.54%
Securities - non-taxable	94,506	700	2.97%	95,726	711	3.01%	95,436	696	2.93%
Other earning assets	79,346	461	2.33%	104,685	665	2.58%	67,989	297	1.75%
Total interest-earning assets	2,856,029	27,416	3.85%	2,762,620	25,979	3.81%	2,139,040	19,975	3.75%
Allowance for loan losses	(15,782)			(15,206)			(12,372)
Noninterest-earning assets	81,293			76,376			67,984
Total assets	$2,921,540			$2,823,790			$2,194,652

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$93,599	$145	0.62%	$91,034	$122	0.54%	$92,676	$127	0.55%
Savings accounts	55,273	158	1.15%	55,952	158	1.15%	34,545	67	0.78%
Money market accounts	571,398	2,130	1.50%	562,345	1,893	1.37%	394,735	915	0.93%
Certificates and brokered deposits	1,416,775	6,793	1.92%	1,395,761	6,097	1.77%	1,071,408	4,215	1.58%
Total interest-bearing deposits	2,137,045	9,226	1.73%	2,105,092	8,270	1.59%	1,593,364	5,324	1.34%
Other borrowed funds	492,068	2,729	2.22%	441,970	2,294	2.10%	398,044	1,677	1.69%
Total interest-bearing liabilities	2,629,113	11,955	1.82%	2,547,062	10,564	1.68%	1,991,408	7,001	1.41%
Noninterest-bearing deposits	44,524			43,976			32,897
Other noninterest-bearing liabilities	9,438			9,621			9,119
Total liabilities	2,683,075			2,600,659			2,033,424
Shareholders' equity	238,465			223,131			161,228
Total liabilities and shareholders' equity	$2,921,540			$2,823,790			$2,194,652

Net interest income		$15,461			$15,415			$12,974

Interest rate spread			2.03%			2.13%			2.34%
Net interest margin			2.17%			2.26%			2.43%
Net interest margin - FTE [2]			2.33%			2.41%			2.53%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate in 2018 and a 35% tax rate in 2017

First Internet Bancorp
Average Balances and Rates (unaudited)
Amounts in thousands
	Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$2,234,706	$45,814	4.13%	$1,455,104	$30,572	4.24%
Securities - taxable	387,818	5,044	2.62%	393,517	4,933	2.53%
Securities - non-taxable	95,113	1,411	2.99%	94,385	1,393	2.98%
Other earning assets	91,946	1,126	2.47%	56,753	467	1.66%
Total interest-earning assets	2,809,583	53,395	3.83%	1,999,759	37,365	3.77%
Allowance for loan losses	(15,495)			(11,839)
Noninterest-earning assets	78,847			63,072
Total assets	$2,872,935			$2,050,992

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$92,323	$268	0.59%	$90,498	$246	0.55%
Savings accounts	55,611	316	1.15%	31,456	114	0.73%
Money market accounts	566,897	4,022	1.43%	371,346	1,611	0.87%
Certificates and brokered deposits	1,406,326	12,890	1.85%	1,029,115	8,052	1.58%
Total interest-bearing deposits	2,121,157	17,496	1.66%	1,522,415	10,023	1.33%
Other borrowed funds	467,157	5,023	2.17%	330,683	2,911	1.78%
Total interest-bearing liabilities	2,588,314	22,519	1.75%	1,853,098	12,934	1.41%
Noninterest-bearing deposits	44,252			32,184
Other noninterest-bearing liabilities	9,529			7,680
Total liabilities	2,642,095			1,892,962
Shareholders' equity	230,840			158,030
Total liabilities and shareholders' equity	$2,872,935			$2,050,992

Net interest income		$30,876			$24,431

Interest rate spread			2.08%			2.36%
Net interest margin			2.22%			2.46%
Net interest margin - FTE [2]			2.37%			2.55%

1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate in 2018 and a 35% tax rate in 2017

First Internet Bancorp
Loans and Deposits (unaudited)
Amounts in thousands
	June 30, 2018		March 31, 2018		June 30, 2017
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$107,394	4.5%	$119,893	5.4%	$110,379	6.5%
Owner-occupied commercial real estate	86,068	3.6%	81,998	3.7%	66,952	4.0%
Investor commercial real estate	6,185	0.3%	6,273	0.3%	10,062	0.6%
Construction	46,769	2.0%	47,013	2.1%	45,931	2.7%
Single tenant lease financing	863,981	36.4%	834,335	37.8%	747,790	44.0%
Public finance	566,184	23.8%	481,923	21.8%	179,873	10.6%
Healthcare finance	65,605	2.8%	48,891	2.2%	—	0.0%
Total commercial loans	1,742,186	73.4%	1,620,326	73.3%	1,160,987	68.4%

Consumer loans
Residential mortgage	337,143	14.2%	318,298	14.4%	292,997	17.3%
Home equity	28,826	1.2%	29,296	1.3%	33,312	2.0%
Trailers	120,957	5.1%	107,714	4.9%	94,036	5.5%
Recreational vehicles	79,946	3.4%	73,005	3.3%	63,514	3.7%
Other consumer loans	59,261	2.5%	55,466	2.5%	51,052	3.0%
Total consumer loans	626,133	26.4%	583,779	26.4%	534,911	31.5%

Net deferred loan fees, premiums and discounts	5,716	0.2%	5,300	0.3%	2,523	0.1%

Total loans	$2,374,035	100.0%	$2,209,405	100.0%	$1,698,421	100.0%

	June 30, 2018		March 31, 2018		June 30, 2017
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$44,671	1.9%	$47,678	2.2%	$36,636	2.1%
Interest-bearing demand deposits	91,748	3.8%	99,006	4.5%	94,726	5.5%
Savings accounts	48,897	2.1%	60,176	2.8%	35,764	2.1%
Money market accounts	582,565	24.3%	592,113	27.2%	386,224	22.3%
Certificates of deposits	1,231,438	51.4%	1,185,176	54.4%	1,176,230	67.9%
Brokered deposits [1]	394,965	16.5%	192,972	8.9%	2,532	0.1%
Total deposits	$2,394,284	100.0%	$2,177,121	100.0%	$1,732,112	100.0%

1 As of March 31, 2018, $116.3 million of public fund deposits originated through an investment advisor who manages fixed income portfolios for municipalities were reclassified from certificates of deposit to brokered deposits per regulatory guidance.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Total equity - GAAP	$282,087	$224,824	$163,830	$282,087	$163,830
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$277,400	$220,137	$159,143	$277,400	$159,143

Total assets - GAAP	$3,115,773	$2,862,728	$2,381,271	$3,115,773	$2,381,271
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$3,111,086	$2,858,041	$2,376,584	$3,111,086	$2,376,584

Common shares outstanding	10,181,675	8,450,925	6,513,577	10,181,675	6,513,577

Book value per common share	$ 27.71	$ 26.60	$ 25.15	$27.71	$25.15
Effect of goodwill	(0.46)	(0.55)	(0.72)	(0.46)	(0.72)
Tangible book value per common share	$ 27.25	$ 26.05	$ 24.43	$27.25	$24.43

Total shareholders' equity to assets ratio	9.05%	7.85%	6.88%	9.05%	6.88%
Effect of goodwill	(0.13%)	(0.15%)	(0.18%)	(0.13)%	(0.18)%
Tangible common equity to tangible assets ratio	8.92%	7.70%	6.70%	8.92%	6.70%

Total average equity - GAAP	$238,465	$223,131	$161,228	$230,840	$158,030
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$233,778	$218,444	$156,541	$226,153	$153,343

Return on average shareholders' equity	10.11%	10.96%	9.95%	10.51%	8.72%
Effect of goodwill	0.20%	0.23%	0.30%	0.22%	0.27%
Return on average tangible common equity	10.31%	11.19%	10.25%	10.73%	8.99%

Total interest income	$27,416	$25,979	$19,975	$53,395	$37,365
Adjustments:
Fully-taxable equivalent adjustments [1]	1,164	1,018	543	2,182	849
Total interest income - FTE	$28,580	$26,997	$20,518	$55,577	$38,214

Net interest income	$15,461	$15,415	$12,974	$30,876	$24,431
Adjustments:
Fully-taxable equivalent adjustments [1]	1,164	1,018	543	2,182	849
Net interest income - FTE	$16,625	$16,433	$13,517	$33,058	$25,280

Net interest margin	2.17%	2.26%	2.43%	2.22%	2.46%
Effect of fully-taxable equivalent adjustments [1]	0.16%	0.15%	0.10%	0.15%	0.09%
Net interest margin - FTE	2.33%	2.41%	2.53%	2.37%	2.55%

1 Assuming a 21% tax rate in 2018 and a 35% tax rate in 2017